                          United States
                Securities and Exchange Commission
                     Washington, D.C.  20549

                             FORM 8-K/A


                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):   May 13, 1997
                                                   --------------



                          EQUIMED, INC.
-----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)




   Delaware                       0-27456        25-1668112
---------------------------    ------------   -------------------
(State or other jurisdiction   (Commission    (I.R.S. Employer
of incorporation)              File Number)   Identification No.)



   2171 Sandy Drive
   State College, Pennsylvania                 16803
------------------------------------     -----------------------
(Address of principal executive              (Zip Code)
offices)



                          (814) 238-0375
-----------------------------------------------------------------
      (Registrant's telephone number, including area code)



                               N/A
-----------------------------------------------------------------
  (Former name or former address, if changed since last report)

ITEM 5:   OTHER EVENTS

     On May 13, 1997 EquiMed, Inc. (the "Registrant") consummated the acquisitions of a group of management services companies from Douglas R. Colkitt, M.D., the Chairman and Chief Executive Officer of the Registrant ("Colkitt"). In the transactions, the Registrant acquired all of the capital stock of Russell Data Services, Inc., a Nevada corporation; Billing Services, Inc., a Delaware corporation; Trident International Accounting, Inc., a Delaware corporation; and Tiger Communications International Ltd., a Nevada corporation, as well as 80 percent of the issued and outstanding stock of Nittany Decisions Services Private Limited, an Indian company (the "Acquired Companies"). The acquired stock represents all of the interests previously owned by Colkitt with respect to the Acquired Companies. The acquisitions were effective as of April 1, 1997.

     The Acquired Companies provide outsourcing of accounting, billing, data processing, collections and other administrative services, including medical and legal transcription services to companies in the healthcare and law related industries. The assets of the Acquired Companies consist of data processing equipment located in the United States and in Madras, India, as well as linking satellite telecommunications equipment and contracts.

     The financial statements of Russell Data Services, Inc.
("Russell") and the pro forma financial information of all of the Acquired Companies are being filed to comply with Rules 3-05(b)(2)(ii) and 11 of Regulation S-X.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     (a) Financial Statements of business acquired:

         (i) Financial Statements of Russell as of December 31,
             1996 and March 31, 1997 (unaudited) together with
             Manually Signed Report of Independent Public
             Accountants dated July 15, 1997.

     (b) Pro forma financial information:

         (i) Unaudited Pro Forma Consolidated Balance Sheet as of
             March 31, 1997 of the Registrant and the Acquired
             Companies.

        (ii) The Unaudited Pro Forma Condensed Consolidated
             Statement of Operations for the year ended December
             31, 1996 of the Registrant and the Acquired
             Companies.

       (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 of the Registrant and the Acquired Companies.

     (c) Exhibits:

          2.1 Stock Purchase Agreement dated as of April 1, 1997 by and among the Registrant, Russell and Colkitt*

         23.1  Consent of Independent Public Accountants
--------------------------
* Filed previously

Report of Independent Auditors

To the Board of Directors and Stockholder
Russell Data Services, Inc.

We have audited the accompanying balance sheet of Russell Data Services, Inc. as of December 31, 1996, and the related statements of operations, capital deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Russell Data Services, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Atlanta, Georgia
July 15, 1997

                                                /s/ Ernst & Young LLP

                         Russell Data Services, Inc.

                               Balance Sheets


                                                December 31,         March 31,
                                                   1996                1997
                                                 ---------           ---------
                                                                     (unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                     $       16,754       $      16,829
Amounts due from affiliates                          1,390,640             941,570
                                                --------------       -------------
                                                     1,407,394             958,399

Furniture and equipment (net of accumulated
  depreciation of $805 at December 31,1996 and
  $1,204 at March 31, 1997)                              7,145               6,747
                                                 -------------       -------------
Total assets                                     $   1,414,539       $     965,146



LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable and accrued liabilities       $      89,296       $      36,570
  Amounts due to affiliates                            503,851           2,007,683
  Note payable to National Medical Financial
        Services Corporation                         3,344,174           2,344,174
                                                 -------------        ------------
                                                     3,937,321           4,388,427

Capital deficiency:
  Common stock, no par value,  2,500 shares
  authorized and 100 shares issued and
  outstanding                                              100                 100
  Retained deficit                                  (2,522,882)         (3,423,381)
                                                 -------------        ------------
                                                    (2,522,782)         (3,423,281)
                                                 -------------        ------------
Total liabilities and capital deficiency         $   1,414,539        $    965,146



See accompanying notes.

                         Russell Data Services, Inc.

                            Statements of Operations



                                              Year ended         Three months ended
                                             December 31,             March 31
                                                1996              1996         1997
                                             ------------     -----------   ----------
                                                                    (unaudited)

Revenues                                      $ 6,233,692     $ 1,379,950    $ 1,640,943
Contract services                               3,684,036         815,965      1,006,660
                                              -----------     -----------    -----------
                                              $ 2,549,656     $   563,985    $   634,283

Loss on advances and note receivable            4,624,758          47,218        249,133
Selling, general and administrative expense       172,607          43,652         16,258              -
Interest expense                                   84,070              -          52,060
                                              -----------     -----------    -----------
Net (loss) income                             $(2,331,779)    $   473,115    $   316,832
                                              ===========     ===========    ===========


See accompanying notes.

                         Russell Data Services, Inc.

                       Statement of Capital Deficiency


                                    Common Stock
                                 --------------------      Retained
                                   Shares      Amount       Deficit       Total
                                 ----------   --------    -----------   -----------

Balance at December 31, 1995         100       $100       $ 1,806,263   $ 1,806,363
  Net loss                            -         -          (2,331,779)   (2,331,779)
  Cash and deemed distributions
  to Dr. Colkitt and affiliates       -         -          (1,997,366)   (1,997,366)
                                     ---       ----       -----------   -----------
Balance at December 31, 1996         100       $100       $(2,522,882)  $(2,522,782)
  Net income (unaudited)              -         -             316,832       316,832
  Cash and deemed distributions
  to Dr. Colkitt and affiliates
  (unaudited)                         -         -          (1,217,331)   (1,217,331)
                                     ---       ----       -----------   -----------
Balance at March 31, 1997
  (unaudited)                        100       $100       $(3,423,381)  $(3,423,281)
                                     ===       ====       ===========   ===========


See accompanying notes.

                          Russell Data Services, Inc.

                           Statements of Cash Flows

                                            Year ended          Three months ended
                                             December 31,            March 31
                                               1996               1996           1997
                                              ---------       ------------   -------------
                                                                     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                             $  (2,331,779)  $    473,115   $    316,832
Adjustments to reconcile net (loss)
  income to cash provided by operating
  activities:
    Depreciation                                        805             -             398
    Loss on note receivable                       3,344,174             -              -
    Changes in operating assets and
      liabilities:
      Amounts due from affiliates                   604,421        183,479        449,070
      Accounts payable and accrued expenses          13,322        (65,850)       (52,726)
      Amounts due to affiliates                     358,973        142,315        398,546
                                              -------------    -----------   ------------
Net cash provided by operating activities         1,989,916        733,059      1,112,120

INVESTING ACTIVITIES
Purchases of furniture and equipment                 (7,950)            -              -
                                              -------------    -----------   ------------
Net cash used in investing activities                (7,950)            -              -

FINANCING ACTIVITIES
Borrowings from EquiMed, Inc. for repayment
  of note payable                                       -               -       1,105,286
Repayment of note payable                               -               -      (1,000,000)
Distributions to owner                           (1,997,366)      (756,616)    (1,217,331)
                                              --------------   -----------   ------------
Net cash used in financing activities            (1,997,366)      (756,616)    (1,112,045)
                                              -------------    -----------   ------------
Net (decrease) increase in cash and
  cash equivalents                                  (15,400)       (23,557)            75
Cash and cash equivalents, beginning
  of period                                          32,154         32,154         16,754
                                              -------------    -----------   ------------
Cash and cash equivalents, end of period      $      16,754    $     8,597   $     16,829


See accompanying notes.

                           Russell Data Services, Inc.

                          Notes to Financial Statements

                             December 31, 1996 and
                March 31, 1996 (unaudited) and 1997 (unaudited)


1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Russell Data Services, Inc. (the "Company") was incorporated in October 1994. The Company markets billing, accounts receivable and collections services, as well as certain accounting services.

The Company derives all of its revenue from National Medical Financial Services Corporation ("NMFS"), a public company primarily owned and controlled by Dr. Douglas Colkitt, the president and sole stockholder of the Company, which subjects the Company's related party receivable and revenue to concentration of credit risk. The Company generally does not require collateral against its receivables.

The Company has excess current liabilities over current assets and a deficit in capital as of December 31, 1996. Included in current liabilities is a short-term note due to NMFS in the amount of $3,344,174 (see Note 3). On May 13, 1997, the Company was acquired by EquiMed, Inc. ("EquiMed") (see Note 4), a public company primarily owned by Dr. Colkitt. Dr. Colkitt is the Chairman of the Board of Directors, Chief Executive Officer, and President of Equimed. EquiMed has agreed to provide funds as necessary to the Company to pay the note due to NMFS as payments of principal and interest are required during 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates and such differences may be material to the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for cash, amounts due from affiliates, accounts payable and accrued liabilities, and amounts due to affiliates approximate their fair values. The fair value of the Company's note payable approximates the reported amount in the balance sheet as its interest rate approximates the market rate for similar debt instruments.

CASH AND CASH EQUIVALENTS

Cash equivalents include investments in highly liquid instruments with a maturity of three months or less at the date of purchase.

FURNITURE AND EQUIPMENT

Furniture and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of five to seven years.

INCOME TAXES

The Company has elected an S-corporation status for federal and state income tax reporting purposes. There are no material differences between financial and income tax reporting which would give rise to deferred income taxes at December 31, 1996.

REVENUE RECOGNITION

Fees for the Company's services are based primarily on a percentage of net billings of patient accounts, and revenue is recognized as such billings are performed.

CASH MANAGEMENT

As part of the owner's cash management strategy, available cash generated by the Company is generally transferred from the Company to other affiliates of Dr. Colkitt. Such transfers have been treated as deemed distributions. In addition, when the Company requires cash for operations, cash is generally transferred from other affiliates of Dr. Colkitt. These cash transfers are recorded on the Company's books as amounts due to or from affiliates. No interest income or expense is applied to these receivables and payables. The Company has been a net provider of cash to other affiliates of Dr. Colkitt. As it is not the owner's intention to repay or request repayment of certain of these amounts, such amounts have been reflected as deemed distributions and are, therefore, not included in the accompanying balance sheet.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1996 and 1997 are not necessarily indicative of the results that may be expected for the years ending December 31, 1996 and 1997.

3. RELATED PARTY TRANSACTIONS

Since October 1, 1994, the Company has contracted with NMFS (the "NMFS Contract") to provide billing, accounts receivable, and collection services for the clients of NMFS which are typically medical providers. The NMFS Contract provides for NMFS to pay the Company 70% of all revenues collected by NMFS for the performance of such services.

The NMFS Contract is scheduled to expire September 30, 2004. Under terms of the NMFS Contract, NMFS is permitted to contract with providers of services to companies other than the Company and the Company is permitted to provide its service to companies other than NMFS, provided that the Company is obligated to service for NMFS all client contracts which are priced not less than 80% of the industry standard for similar contracts. The NMFS Contract contains an arbitration procedure to be followed in the event that any dispute arises between the parties under the contract. For the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997, all of the Company's revenue was from services provided to NMFS.

The Company, in connection with its contract with NMFS, derived approximately 25%, 30% and 23% of its revenues from EquiMed for the year ended December 31, 1996 and for the three month periods ended March 31, 1996 and 1997, respectively. EquiMed has contracted with NMFS to provide billing and accounting services for EquiMed's oncology division.

On May 1, 1996, NMFS entered into a transaction with First United Equities Corporation ("First United"), a broker-dealer registered with the Securities and Exchange Commission. First United is the principal market maker in NFMS's Common Stock. Pursuant to the transaction, NMFS loaned $5,200,000 through a series of advances evidenced by a promissory note bearing interest at 10% to First United. Such note was due and payable on demand with seven days notice. The note was collateralized by the guarantees of the principals of First United. On May 29, 1996, First United repaid $2,000,000 to NMFS. On October 1, 1996, the Company assumed the remaining balance of the note and accrued interest of approximately $3,344,000 due from First United in exchange for an unsecured note due to NMFS. The note due to NMFS also bears interest at 10% and establishes a payment schedule of $1,000,000 each at January 15, April 15 and July 15, 1997 plus interest thereon with the remaining balance and interest thereon due on September 15, 1997. Accrued interest on the note due NMFS approximated $84,070 and $31,470 as of December 31, 1996 and March 31, 1997, respectively and is included in accounts payable and accrued liabilities on the accompanying balance sheets. As of July 15, 1997, the Company has not made the payments which were due to NMFS on April 15, 1997 and July 15, 1997. NMFS has not demanded payment. EquiMed has agreed to provide funds as necessary to the Company to pay the note due to NMFS as payments of principal and interest are required (see Note 1). The Company has reflected a loss of approximately $3,844,000 for the year ended December 31, 1996 relating to note receivable of approximately $3,344,000 and other cash advances of approximately $500,000 due from First United.

Effective October 1, 1994, the Company has contracted with Billing Services, Inc. ("BSI"), an entity owned and controlled by Dr. Colkitt. Pursuant to the contract with BSI (the "BSI Contract"), BSI is to provide to the Company, on a non-exclusive basis, certain specified billing and collection services for a fee equal to BSI's operating costs plus two and one-half percent (2-1/2%).
The BSI Contract is for a term of ten years. Under the terms of the BSI Contract, the Company is permitted to contract with providers of service other than BSI and BSI is permitted to provide its services to companies other than the Company. BSI has contracted with Nittany Decisions Private Limited, a company located in Madras, India which is 80% owned by Dr. Colkitt, to perform the billing services relating to the BSI Contract. For the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997 the Company incurred $1,245,500, $312,000 and $330,000, respectively for services provided by BSI.

Effective January 1, 1996, the Company has contracted with Trident International Accounting, Inc. ("Trident"), an entity owned and controlled by Dr. Colkitt. Pursuant to the contract with Trident (the "Trident Contract"), Trident is to provide to the Company, on a non-exclusive basis, certain specified accounting services for a fee of 17-1/2% of net revenues to be received by the Company for services billed to Trident. These services were performed by BSI prior to January 1, 1996. The Trident Contract is for a term of ten years. Under the terms of the Trident Contract, the Company is permitted to contract with providers of service other than Trident and Trident is permitted to provide its services to companies other than the Company. Trident has contracted with Nittany Decisions Private Limited, a company located in Madras, India which is 80% owned by Dr. Colkitt, to perform the accounting services relating to the Trident Contract. For the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997 the Company incurred $273,600, $67,600 and $68,000, respectively, for services provided by Trident.

Effective July 1, 1995 the Company has contracted with Asterino & Associates, Inc. ("Asterino"), an entity owned and controlled by Dr. Colkitt. Pursuant to the contract with Asterino (the "Asterino Contract"), Asterino is to provide to the Company, on a non-exclusive basis, certain specified accounting services for a fee of 70% of net revenues to be received by the Company for services billed to Asterino. The Asterino Contract is for a term of ten years. Under the terms of the Asterino Contract, the Company is permitted to contract with providers of service other than Asterino and Asterino is permitted to provide its services to companies other than the Company. For the year ended December 31, 1996 and the three month period ended March 31, 1996 and 1997 the Company incurred $874,000,
$212,000, and $213,000, respectively, for services provided by Asterino.

The Company maintains contracts with Medical Business Services of Nevada, Inc. ("MBS") and Rapier Investments, Ltd.("Rapier"), companies owned by a shareholder and former chief executive officer of NMFS. Pursuant to these contracts with MBS and Rapier (the "MBS and Rapier Contracts"), MBS and Rapier are to provide to the Company, on a non-exclusive basis, certain specified accounting services for a fee of 70% of net revenues to be received by the Company for services billed to MBS and Rapier. The MBS and Rapier Contracts are for a term of ten years. Under the terms of the MBS and Rapier Contracts, the Company is permitted to contract with providers of service other than MBS and Rapier and MBS and Rapier are permitted to provide their services to companies other than the Company. For the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997, the Company incurred $783,300, $137,400, and $222,000, respectively, for services provided by MBS. In addition, for the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997, the Company incurred $507,600, $87,000, and $174,000, respectively, for services provided by Rapier. The Company had advanced to MBS and Rapier approximately $781,000 and $249,000 as of December 31, 1996 and March 31, 1997 in excess of amounts due based on the MBS and Rapier Contracts. The Company has reflected a loss of approximately $781,000, $47,000 and $249,000 during the year ended December 31, 1996 and the three-month periods ended March 31, 1996 and 1997, respectively, relating to these advances as they have been deemed to be uncollectible. The Company is currently reviewing its contractual relationships with MBS and Rapier.

Amounts due from affiliates consists of the following as of December 31, 1996 and March 31, 1997:

                                      December 31, 1996      March 31, 1997
                                      -----------------      --------------
                                                              (unaudited)


National Medical Financial
    Services Corporation              $   1,057,181          $     522,889
Asterino & Associates, Inc.                 333,459                418,681
                                      -------------          -------------
                                      $   1,390,640          $     941,570
                                      =============          =============

Amounts due to affiliates consists of the following as of December 31, 1996 and March 31, 1997:


                                  December 31, 1996       March 31, 1997
                                 ------------------      --------------
                                                            (unaudited)

Billing Services, Inc.              $    422,205         $    752,671
Trident International
  Accounting, Inc.                        81,646              149,726
EquiMed, Inc.                                 -             1,105,286
                                    ------------         ------------
                                    $    503,851         $  2,007,683

4. SUBSEQUENT EVENTS

In February 1997, EquiMed advanced approximately $1,105,000 to the Company to enable the Company to pay the scheduled payment of principal and interest on the Company's note payable to NMFS (see Note 3).

On May 13, 1997, EquiMed acquired the Company in a series of related transactions with Nittany Decisions Services Private Limited, Trident International Accounting, Inc., Billing Services, Inc., and Tiger
Communications International Ltd. for approximately $6,000,000 in cash and a potential earnout up to $9,300,000 payable in EquiMed's common stock. Tiger Communications International Ltd. is wholly owned by Dr. Colkitt and provides communication services to BSI and Trident.

                                EQUIMED, INC.

                                    AND

                         RUSSELL DATA SERVICES, INC.

                       PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information includes the unaudited pro forma balance sheet as of March 31, 1997 as if the acquisition of Russell Data Services, Inc. ("Russell"), Trident International Accounting, Inc. ("Trident"), Billing Services, Inc. ("BSI"), Tiger Communications International, Ltd. ("Tiger"), and Nittany Decisions Services Private
Limited ("Nittany") (collectively, the "Acquired Companies") had occurred on that date, and includes the unaudited pro forma statement of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 as if the acquisition of the Acquired Companies had occurred as of January 1, 1996. These pro forma statements do not necessarily reflect the results of operations as they would have been if the Company had completed the acquisition on the dates indicated above. This unaudited pro forma information should be read in conjunction with the separate financial statements and notes of EquiMed and Russell.

The unaudited pro forma statement of operations for the year ended December 31, 1996 also has been adjusted to remove the operations related to EquiMed's ophthalmology division due to EquiMed's sale of this division during 1996.

                                EQUIMED, INC.

                                    AND

                        RUSSELL DATA SERVICES, INC.


                          PRO FORMA BALANCE SHEET
                           AS OF MARCH 31, 1997
                                  (000'S)

                                                      Pro                        Other         Pro
                                                     Forma           As         Acquired      Forma          Pro
                            EquiMed      Russell   Adjustments     Adjusted     Companies  Adjustments      Forma
                           ----------   --------   ----------      ---------    ---------   ---------      ---------

ASSETS
Current assets:
  Cash & cash
    equivalents            $  12,841    $     16   $ (3,490)(A)    $   9,367    $     350   $  (2,510) (B) $   7,207
  Accounts receivable,
    net                        7,830          -          -             7,830            3          -           7,833
  Receivables from
    affiliates                16,586         942     (1,105) (C)      16,423          975      (1,340) (D)    16,058
  Deferred income
    taxes                      3,529          -          -             3,529           -           -           3,529
  Prepaid expenses and
    other current assets       2,345          -          -             2,345        1,047          -           3,392
                            --------    --------   --------        ---------    ---------   ---------      ---------
Total current assets          43,131         958     (4,595)          39,494        2,375      (3,850)        38,019

  Property and
     equipment, net           23,361           7         -            23,368          560          -          23,928
  Advances to
     principal
     stockholder               2,286           -         -             2,286           -           -           2,286
  Management
     agreements, net of
     accumulated
     amortization             14,480           -         -            14,480           -           -          14,480
  Other assets, net              930           -         -               930           -           -             930
                            --------    ---------  --------        ---------    ---------   ---------      ---------
Total assets                $ 84,188    $     965  $ (4,595)       $  80,558    $   2,935   $  (3,850)     $  79,643
                            ========    =========  ========        =========    =========   =========      =========
LIABILITIES AND CAPITAL
  DEFICIENCY
Current liabilities:
  Accounts payable             2,334           36        -             2,370          400          -           2,770
  Accrued salaries and
     contractual fees          3,407           -         -             3,407           79          -           3,486
  Other accrued
     expenses                  6,295           -         -             6,295            8          -           6,303
  Income taxes payable         9,273           -         -             9,273           -           -           9,273
  Payable to affiliates        6,933        2,008    (1,105) (C)       7,836        1,416      (1,340) (D)     7,912
  Current portion of
     long-term debt            2,342        2,344        -             4,686           -           -           4,686
  Current portion of
    obligations under
    capital leases:
      Related parties            317           -         -               317           -           -             317
      Other                    2,680           -         -             2,680           -           -           2,680
                            --------    ---------  --------        ---------    ---------   ---------      ---------
Total current liabilities     33,581        4,388    (1,105)          36,864        1,903      (1,340)        37,427

Long-term debt                 7,609           -         -             7,609           -           -           7,609
Obligations under
   capital leases:
     Related parties           1,397           -         -             1,397           -           -           1,397
     Other                     5,484           -         -             5,484           -           -           5,484
Deferred income taxes            771           -         -               771           -           -             771
Minority interest              1,765           -         -             1,765           -           -           1,765
Stockholder's equity:
  Common stock                     3           -         -                 3           88          -              91
  Less: treasury stock        (3,611)          -         -            (3,611)          -           -          (3,611)
  Additional paid in
    capital                   81,600           -         -            81,600           -           -          81,600
  Partner's capital              657           -         -               657        2,455          -           3,112
  Retained deficit           (45,068)      (3,423)   (3,490) (A)     (51,981)      (1,511)     (2,510) (B)   (56,002)
                            --------    ---------  --------        ---------    ---------   ---------      ---------
Total stockholders'
  equity                      33,581       (3,423)   (3,490)          26,668        1,032      (2,510)        25,190
                            --------    ---------  --------        ---------    ---------   ---------      ---------
Total liabilities and
  stockholders' equity      $ 84,188    $     965  $ (4,595)       $  80,558    $   2,935   $  (3,850)     $  79,643
                            ========    =========  ========        =========    =========   =========      =========


See accompanying notes to unaudited pro forma balance sheet.

                                EQUIMED, INC.

                                    AND

                           RUSSELL DATA SERVICES, INC.

                           PRO FORMA STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                           (000'S, EXCEPT PER SHARE AMOUNTS)

                        Historical                                       Pro                   Other         Pro
                         EquiMed,    Pro Forma      As                  Forma        As       Acquired      Forma          Pro
                          Inc.    Ophthalmology   Adjusted  Russell   Adjustments   Adjusted  Companies   Adjustments     Forma
                       ----------  -----------    --------  --------  -----------  ---------  --------    -----------   ----------

Net revenues           $  99,115  $ (42,250) (E)  $ 56,865  $  6,234   $    -      $   63,099  $   2,731  $ (1,519) (G)  $   64,311

Costs and expenses:
  Professional expenses   26,479    (12,217) (E)    14,262     3,684        -          17,946      2,367    (1,519) (F)      18,794
  Center operating
    expenses              42,422    (23,787) (E)    18,635        -         -          18,635      1,298        -            19,933
  General and
    administrative         8,755     (1,783) (E)     6,972       173        -           7,145      1,493        -             8,638
  Depreciation and
    amortization           6,040     (3,224) (E)     2,816        -         -           2,816         42        -             2,858
  Interest expense:
    Related parties          643         -             643        -         -             643         -         -               643
    Other                  1,905     (1,279) (E)       626        84        -             710         -         -               710
  Loss on sale of
    receivables              640         -             640        -         -             640         -         -               640
  Other income, net         (723)        29  (E)      (694)       -         -            (694)        13        -              (681)
  Loss on sale of
    division              31,112    (31,112) (E)        -         -         -              -          -         -                -
  Loss on advances and
    note receivable           -          -              -      4,625        -           4,625         -         -             4,625
                       ---------  ---------       --------  --------   -------      ---------  ---------  --------       ----------
Total costs and
  expenses             $ 117,273  $ (73,373) (E)  $ 43,900  $  8,566   $    -       $  52,466      5,213    (1,519)          56,160
                       ---------  ---------       --------  --------   -------      ---------  ---------  --------       ----------
Income (loss)
  before minority
  interest and
  income taxes           (18,158)    31,123  (E)    12,965    (2,332)       -          10,633     (2,482)       -             8,151
  Minority interest        1,171         -           1,171        -         -           1,171         -         -             1,171
                       ---------  ---------       --------  --------   -------      ---------  ---------  --------       ----------
Income (loss)
  before income
  taxes                  (19,329)    31,123  (E)    11,794    (2,332)       -           9,462     (2,482)       -             6,980
Provision (benefit)
  for income taxes        11,890     (5,456) (E)     6,434        -       (932) (H)     5,502         -       (894) (I)       4,608
                       ---------  ---------       --------  --------   -------      ---------  ---------  --------       ----------
Net income (loss)      $ (31,219) $  36,579  (E)  $  5,360  $ (2,332)  $   932      $   3,960  $  (2,482)  $   894       $    2,372
                       =========  =========       ========  ========   =======      =========  =========  ========       ==========
Income (loss)
  per share               (1.13)                                                                                                .09
                       =========                                                                                         ==========
Weighted average
  shares outstanding      27,577                                                                                             27,577
                       =========                                                                                         ==========



See accompanying notes to unaudited pro forma statement of operations

                                 EQUIMED, INC.

                                     AND

                          RUSSELL DATA SERVICES, INC.


                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      (000'S, EXCEPT PER SHARE AMOUNTS)


                          Historical                     Pro                          Other          Pro
                           EquiMed,                     Forma             As         Acquired       Forma            Pro
                            Inc.         Russell     Adjustments       Adjusted     Companies    Adjustments        Forma
                         ------------   ----------   -----------      -----------   ----------   -------------    ----------

Net revenues             $    17,707    $    1,641   $       -        $   19,348    $     832    $    (398) (G)   $   19,782

Costs and expenses:
  Professional expenses        3,621         1,007           -             4,628          774         (398) (F)        5,004
  Central operating
    expenses                   6,274            -            -             6,274          763           -              7,037
  General and
    administrative             1,632            16           -             1,648           -            -              1,648
  Depreciation and
    amortization               1,122            -            -             1,122           17           -              1,139
  Interest:
    Related parties              161            -            -               161           -            -                161
    Other                        412            52           -               464           -            -                464
  Loss on sale of
    receivables                  127            -            -               127           -            -                127
  Other income, net              (89)           -            -               (89)          -            -                (89)
  Loss on advances
    and note receivable           -            249           -               249           -            -                249
                         -----------    ----------   ----------       ----------    ---------    ---------        ----------
Total costs and
  expenses               $    13,260    $    1,324   $       -        $   14,584    $   1,554    $    (398)       $   15,740
                         -----------    ----------   ----------       ----------    ---------    ---------        ----------
Income (loss) before
  minority interest
  and income taxes             4,447           317           -             4,764         (722)          -              4,042
  Minority interest              292            -            -               292           -            -                292
                         -----------    ----------   ----------       ----------    ---------    ---------        ----------
Income (loss) before
  income taxes                 4,155           317           -             4,472         (722)          -              3,750
Provision (benefit)
  for income taxes             1,352            -           127 (H)        1,479           -          (280) (I)        1,199
                         -----------    ----------   ----------       ----------    ---------    ---------        ----------
Net income (loss)        $     2,803    $      317   $     (127)      $    2,993    $    (722)   $     280        $    2,551
                         ===========    ==========   ==========       ==========    =========    =========        ==========
Loss per share                   .10                                                                                     .09
                         ===========                                                                              ==========
Weighted average
  shares outstanding          28,035                                                                                  28,035
                         ===========                                                                              ==========


See accompanying notes to unaudited pro forma statement of operations.

                                 EQUIMED, INC.

                                     AND

                         RUSSELL DATA SERVICES, INC.

                                   NOTES TO
                        PRO FORMA FINANCIAL STATEMENTS
                        (000'S, EXCEPT SHARE AMOUNTS)


PRO FORMA BALANCE SHEET ADJUSTMENTS

The accompanying pro forma balance sheet as of March 31, 1997 gives effect to the acquisition of the Acquired Companies as if such transaction or event had occurred on March 31, 1997. Due to the common control of EquiMed and the Acquired Companies, the excess of purchase price over historical cost of the assets and liabilities has been reflected as a dividend.

(A) To record the acquisition of Russell. Pursuant to this acquisition, EquiMed acquired certain assets and assumed certain liabilities in exchange for $3,490,000 in cash and a potential earn out of up to $9,300,000 payable in EquiMed Common Stock. The cash payment was funded through available cash. The historical cost of assets and liabilities of Russell acquired as of April 1, 1997 are as follows:


      Net assets acquired                   Dollars (000's)
      -------------------                   ---------------


      Cash                                  $      16
      Amounts due from affiliates                 942
      Furniture and equipment, net                  7
      Accounts payable and accrued
        liabilities                               (36)
      Amounts due to affiliates                (2,008)
      Note payable to affiliate                (2,344)
                                            ---------
                                               (3,423)
       Dividend                                 6,913
                                            ---------
       Consideration paid in cash           $   3,490
                                            =========


(B) To record the acquisition of Trident, BSI, Tiger and Nittany (collectively the "Other Acquired Companies"). Pursuant to these acquisitions, EquiMed acquired certain assets and assumed certain liabilities in exchange for $2,510,000 in cash. The cash payment was funded through available cash. The historical cost of assets and liabilities of the Other Acquired Companies acquired as of April 1, 1997 are as follows:


      Net assets acquired                      Dollars (000's):
      -------------------                      ----------------

      Cash                                     $      350
      Accounts receivable                               3
      Amounts due from affiliates                     975
      Prepaids and other current assets             1,047
      Furniture and equipment, net                    560
      Accounts payable and accrued liabilities       (487)
      Amounts due to affiliates                    (1,416)
                                               ----------
                                                    1,032
      Dividend                                      1,478
                                               ----------
      Consideration paid in cash               $    2,510
                                               ==========


(C)  To remove amounts due to and amounts due from EquiMed and Russell.

(D) To remove amounts due to and due from affiliates between EquiMed, Russell, BSI, Trident, Nittany, and Tiger.

Pro Forma Statement of Operations Adjustments

The accompanying pro forma statements of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 assume that as of January 1, 1996, EquiMed had completed the sale of the Ophthalmology
Division and the acquisition of the Acquired Companies.

(E) To remove the operations of Ophthalmology Division sold effective October 31, 1996 and included in the operations of EquiMed.

(F) To eliminate contract services expense recorded by Russell related to contractual services performed by entities included in Other Acquired Companies.

(G) To eliminate revenue recorded by entities included in Other Acquired Companies related to contracts with Russell.

(H) To adjust for the change in Russell's income tax status from an S Corporation to filing as part of a consolidated C Corporation.

(I) To adjust for the change in the Other Acquired Companies' income tax status from S Corporations to filing as part of a consolidated C Corporation.

                     EXHIBIT INDEX

     23.1   Consent of Independent Public Accountants

                                                                   Exhibit 23.1

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-01112) pertaining to the EquiVision, Inc. Stock Option Plan and all non-qualified stock options and in the Registration Statements and in the related prospectuses of EquiMed, Inc. (successor to EquiVision, Inc.) on Form S-3 (No. 333-01096 and No. 333-12595) and on Form S-4 (No. 333-12773) of
our report dated July 15, 1997 related to the financial statements of Russell Data Services, Inc. included in this Current Report on Form 8-K/A filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

Atlanta, Georgia
July 28, 1997

                       SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  EQUIMED, INC.
                       ----------------------------------------
                                  (Registrant)



July 28, 1997

                            /s/  Daniel L. Beckett
                       -----------------------------------------
                               Daniel L. Beckett
                               Chief Financial Officer